Exhibit 10.1
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement (this “Agreement”), dated as of July 22, 2026 (the “Effective Date”), is entered into by and between Northrim BanCorp, Inc., an Alaska corporation (“Parent”) and the undersigned nonemployee director (the “Director”), a shareholder of PBCO Financial Corporation, an Oregon corporation (the “Company”).
WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among Parent, Whitewater Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, the Company will be merged with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”) and immediately following the Merger, Merger Sub will be merged with and into Parent (the “Second Step Merger” and together with the Merger, the “Mergers”);
WHEREAS, as of the date of this Agreement, the Director owns of record or has the power to vote or direct the voting of, certain shares of common stock, par value $5.00 per share, of the Company (“Common Stock”) (all such shares, the “Existing Shares”);
WHEREAS, the parties to this Agreement believe that the future success and profitability of Parent and its subsidiaries following the Mergers, including without limitation, Northrim Bank (following the completion of the transactions contemplated by the Merger Agreement, the “Combined Bank”), requires that the Director be subject to the restrictions set forth herein;
WHEREAS, in connection with the Mergers, Parent and Northrim Bank, the wholly-owned banking subsidiary of Parent (“Parent Bank”), will acquire the goodwill of the Company and of People’s Bank of Commerce, the wholly-owned banking subsidiary of the Company (“Company Bank”), and the Director will, at the Effective Time and on the terms and conditions set forth in the Merger Agreement, convert all shares of capital stock of the Company held beneficially or of record by the Director into the right to receive the Merger Consideration, in a manner that represents a sale of ownership interests and accordingly that the terms set forth in this Agreement are exempt from the application of Oregon Revised Statute Section 653.295 by virtue of Section 653.295(4) of such law; and
WHEREAS, as a condition and inducement for Parent to enter into the Merger Agreement, Parent has required that the Director, in the Director’s capacity as a shareholder of the Company, enter into this Agreement, and the Director has agreed to enter into this Agreement. Without these covenants on the part of the Director and the protections afforded to the Parent thereby, the Parent would not have entered into this Agreement or the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definitions also apply to this Agreement:

a.
Competing Business. “Competing Business” means any depository, commercial and/or consumer lending, wealth management or trust business company or holding company thereof (including without limitation, any start-up bank or bank in formation) that has a branch office or other office in, or does material business in, the Covered Area; provided, that Competing Business will not include the existing business activities of the Director as set forth on Schedule A hereto.

b.	Covered Area. “Covered Area” means the counties in the State of Oregon in which the Company Bank has commercial banking offices as of the date hereof.

c.	Term. “Term” means the period of time beginning on the Closing Date and ending eighteen (18) months after the Closing Date.

2.
Effectiveness; Termination. This Agreement will be effective upon signing. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement will automatically terminate and be null and void and of no effect; provided that (i) this Section 2 and Sections 10 through 15 hereof will survive any such termination, and (ii) such termination will not relieve any party of any liability or damages resulting from any material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.
No Solicitation. During the Term, the Director will not, directly or indirectly, (a) solicit, or attempt to solicit, any employees of the Company or any of its subsidiaries, including the Company Bank (or individual who was an employee of the Company or any of its subsidiaries, including the Company Bank, within the year preceding such solicitation) to participate, as an employee or otherwise, in any manner in a Competing Business or to resign or terminate his or her employment with the Company or any of its subsidiaries, including the Company Bank, or (b) solicit or attempt to solicit any customers of the Company or any of their respective subsidiaries, including the Company Bank, who Director is aware is or was as of the Closing Date a customer of the Company or any of its subsidiaries, including the Company Bank, within the year preceding such solicitation, to transfer their business to a Competing Business or to cease conducting business with the Company or any of its subsidiaries, including the Company Bank. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, letters or other mailings and electronic communications of any kind. Nothing in this Section 3 will prohibit the Director from hiring an employee of the Company or any of its subsidiaries who responds to a public advertisement or general solicitation disseminated by Director which is not specifically targeted at such employee or targeted at employees of the Company or its Subsidiaries generally.

4.
No Competition. During the Term, the Director will not, in any way, directly, indirectly, individually or through any other Person, or for the benefit of any other Person, without the prior written consent of Parent, in each instance, which Parent may withhold or condition in its sole and absolute discretion, continue to own, manage, operate, control or participate in the management, operation, control of, or consult with or perform services for (whether as principal, agent, employee, employer, investor, consultant, stockholder, partner, member, financier or in any other individual or representative capacity of any kind whatsoever), any Competing Business in the Covered Area; provided, however, that Director may invest in the securities of any person (but without otherwise participating in the activities of such person) if: (i) such securities are listed or traded on any national or foreign securities exchange; and (ii) Director does not beneficially own (as defined by Rule 13d-3 promulgated under the Exchange Act) in excess of one percent (1.0%) of the outstanding equity of such person.

5.
Reasonableness of Restrictions. The Director acknowledges and agrees that the covenants set forth above represent only a limited restraint and allow the Director to pursue his or her occupation without unreasonable or unfair restrictions. The Director acknowledges that the limitations of length of time, geography and scope of activity agreed to in this Agreement are reasonable because, among other things: (a) the Company, Parent and their respective subsidiaries are engaged in a highly competitive industry; (b) the Director has had unique access to the trade secrets and know-how of the Company and its subsidiaries, including the plans and strategy (and, in particular, the competitive strategy) of the Combined Bank; (c) the Director will receive the benefit of a substantial premium for the Director’s Shares in the Merger, and will have a shared interest with Parent, as a continuing shareholder of Parent, in preserving the benefits to Parent of the Merger for which Parent will have paid good and valuable consideration as contemplated by the Merger Agreement; and (d) this Agreement provides no more protection than is necessary to protect Parent’s interests in the Company’s and its subsidiaries’ goodwill, trade secrets and confidential information. Accordingly, the Director, having had an opportunity to consult with counsel of his or her choosing, acknowledges that the provisions of Oregon Revised Statute Section 653.295 do not prohibit the Director from entering into the restrictive covenants set forth in this Agreement or prohibit Parent or Parent Bank from enforcing this Agreement against the Director.

6.
Voting Agreement. From the date hereof until the earlier of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, or (c) one-year after the date hereof (the “Support Period”), the Director irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s shareholders, however called, or in connection with any written consent of the Company’s shareholders, the Director will (i) appear at such meeting or otherwise cause all of his or her Existing Shares and all other shares of Common Stock or voting securities over which the Director has acquired record ownership after the date hereof or the power to vote or direct the voting of (including any shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company Equity Awards) or otherwise) (together with the Existing Shares, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, without regard to the terms of such Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of the Director contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger; provided, that the foregoing applies solely to the Director in the Director’s capacity as a shareholder and, to the extent the Director serves as a member of the board of directors of the Company, nothing in this Agreement will limit or affect any actions or omissions taken by the Director solely in the Director’s capacity as such a director. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which the Director serves in any partner, shareholder or trustee capacity. To the extent the Director does not possess sole control of the determinations of such shareholder entity, the Director agrees to exercise such control as Director does possess over the voting or other determination rights in such shareholder entity to carry out the intent and purposes of the Director’s support and voting obligations in this paragraph and otherwise set forth in this Agreement. The Director covenants and agrees that, except for this Agreement, the Director (x) has not entered into, and will not enter into during the Support Period, any voting agreement or voting trust with respect to the Shares and (y) has not granted, and will not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement. The Director has not entered into and agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth herein.

7.
Transfer Restrictions Prior to the Merger. The Director hereby agrees that the Director will not, during the Support Period, without the prior written consent of Parent, directly or indirectly, offer for sale, sell, transfer, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (any of the foregoing, a “Transfer”); provided, that the Director may (i) Transfer Shares for gifting or estate planning, by the laws of descent or distribution, by operation of law or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement and the Director provides at least two (2) days’ prior written notice (which will include the written consent of the transferee agreeing to be bound by and comply with the provisions of this Agreement), or (ii) surrender Shares to the Company in connection with the vesting, settlement or exercise of Company Equity Awards to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Company Options, the exercise price thereon.

8.
Representations of the Director. The Director represents and warrants to Parent as follows: (a) the Director has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Director’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Director and constitutes a valid and legally binding agreement of the Director, enforceable against the Director in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Director or the performance of the Director’s obligations hereunder; (c) the execution and delivery of this Agreement by the Director does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Director or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity; (d) the Director owns and has the power to vote or direct the voting of the Shares; and (e) the Director owns the Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement or under applicable federal or state securities laws); (f) the Director has read and is familiar with the terms of the Merger Agreement; and (g) as of the date hereof, the Director is the record owner of, or has the power to vote or direct the voting of, not less than the number of Shares set forth on Schedule B hereto (the “Minimum Shares”). The Director agrees that the Director will not take any action that would make any representation or warranty of the Director contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Director of the Director’s obligations under this Agreement. The Director agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by Parent to confirm and assure the rights and obligations set forth in this Agreement.

9.
Entire Agreement; Assignment. The recitals are incorporated as a part of this Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, if the Director is an officer of the Company, with respect to any employment agreement between the Director and the Company or its affiliates. Nothing in this Agreement, express or implied, is intended to or will confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement will not be assigned by operation of law or otherwise and will be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by Parent to a majority-owned affiliate or any successor-in-interest of Parent, but no such assignment will relieve Parent of its obligations hereunder.

10.
Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Parent would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Director of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent may be entitled (including monetary damages), Parent will be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the Director hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. The Director further agrees that neither Parent nor any other person or entity will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Director irrevocably waives any right the Director may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

11.
Governing Law and Enforceability. This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Oregon, without regard to any applicable conflict of law principles. Each of the parties hereto (a) agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Oregon (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (b) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (c) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (d) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (e) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 12.

12.
Notice. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, by e-mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) if to the Director, to the address or e-mail address, as applicable, set forth in Schedule B hereto, or if no such address, or e-mail address is provided, then to the address of the Director set forth in the shareholder register of the Company, and if to Parent, in accordance with Section 9.3 of the Merger Agreement.

13.
Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof will be interpreted to be only so broad as is enforceable.

14.
Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Parent and the Director, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.
Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.

16.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by electronic signature. All the counterparts will be construed together and will constitute one Agreement.
[Signature page follows]

Signed as of the Effective Date:
NORTHRIM BANCORP, INC.
By:
Name: Michael G. Huston
Title: Chairman, President and Chief Executive Officer

[Parent Signature Page to Voting and Support Agreement]

Signed as of the Effective Date:
DIRECTOR
By:
Name:
[Director Signature Page to Voting and Support Agreement]

Schedule A
Existing Business Activities

Schedule B
Director Notices

Name of Director: _________________
Minimum Shares: __________________
Notice Address:
______________________
______________________
______________________
Email: ________________